As filed with the Securities and Exchange Commission on September 29, 1995
                                                       Registration No. 33-17154


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         Post-Effective Amendment No. 2
                                       to
                                    Form S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                             SYNOVUS FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)


Georgia                                                              58-1134883
(State or other jurisdiction of                                   (IRS Employer
incorporation or organization)                              Identification No.)


                                901 Front Avenue
                                    Suite 301
                             Columbus, Georgia 31901
                                 (706) 649-4751
               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)

                                 Kathleen Moates
                Senior Vice President and Deputy General Counsel
                             Synovus Financial Corp.
                                901 Front Avenue
                                    Suite 301
                             Columbus, Georgia 31901
                                 (706) 649-4818

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

         The Registrant hereby deregisters 160,312 shares of its Common Stock, $1.00 par value per share, representing the securities covered by this Registration Statement (File No. 33-17154) which were not issued by the Registrant or purchased by participants in connection with the Synovus Financial Corp. Customer Stock Purchase Plan which Plan was terminated by the Board of Directors of Registrant effective August 8, 1995.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Georgia, on the 29 day of September, 1995

                                            SYNOVUS FINANCIAL CORP.
                                            (Registrant)

                                            By:/s/James H. Blanchard

                                               James H. Blanchard,
                                               Chairman of the Board and
                                               Principal Executive Officer

                                                 POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James H. Blanchard, James D. Yancey and Stephen L. Burts, Jr., and each of them, his or her true and lawful attorney(s)-in-fact and agent(s), with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney(s)-in-fact and agent(s) full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney(s)-in-fact and agent(s), or their substitute(s), may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ William B. Turner                                   Date: September 29, 1995
-----------------------------------------------------
William B. Turner,
Director and Chairman of
the Executive Committee

/s/ James H. Blanchard                                  Date: September 29, 1995
-----------------------------------------------------
James H. Blanchard,
Chairman of the Board and
Principal Executive Officer


/s/ James D. Yancey                                     Date: September 29, 1995
----------------------------------------------------
James D. Yancey,
Vice Chairman of the Board


/s/ Joe E. Beverly                                      Date: September 29, 1995
----------------------------------------------------
Joe E. Beverly,
Vice Chairman of the Board


/s/ Stephen L. Burts, Jr.                               Date: September 29, 1995
--------------------------------------------------
Stephen L. Burts, Jr.,
President, Principal Financial
Officer and Director


/s/ G. Sanders Griffith, III                            Date: September 29, 1995
G. Sanders Griffith, III,
Executive Vice President,
General Counsel and Secretary


/s/ Thomas J. Prescott                                  Date: September 29, 1995
----------------------------------------------------
Thomas J. Prescott,
Executive Vice President, Treasurer
and Principal Accounting Officer


/s/ Jay C. McClung                                      Date: September 29, 1995
----------------------------------------------------
Jay C. McClung
Executive Vice President


                                                        Date:
Daniel P. Amos,
Director

/s/ Richard Y. Bradley                                  Date: September 29, 1995
----------------------------------------------------
Richard Y. Bradley,
Director


/s/ George C. Woodruff, Jr.                             Date: September 29, 1995
---------------------------------------------------
George C. Woodruff, Jr.,
Director


/s/ Salvador Diaz-Verson, Jr.                           Date: September 29, 1995
-------------------------------------------------
Salvador Diaz-Verson, Jr.,
Director


/s/ Gardiner W. Garrard, Jr.                            Date: September 29, 1995
--------------------------------------------------
Gardiner W. Garrard, Jr.,
Director


/s/ H. Lynn Page                                        Date: September 29, 1995
-----------------------------------------------------
H. Lynn Page,
Director


/s/ John T. Oliver, Jr.,                                Date: September 29, 1995
------------------------------------------------------
John T. Oliver, Jr.,
Director


/s/ John L. Moulton                                     Date: September 29, 1995
-----------------------------------------------------
John L. Moulton,
Director


/s/ V. Nathaniel Hansford                               Date: September 29, 1995
----------------------------------------------------
V. Nathaniel Hansford,
Director


/s/ Richard E. Anthony                                  Date: September 29, 1995
-----------------------------------------------------
Richard E. Anthony,
Director and Vice Chairman of the Board

/s/ Mason H. Lampton                                    Date: September 29, 1995
--------------------------------------------------
Mason H. Lampton,
Director


/s/ Elizabeth C. Ogie                                   Date: September 29, 1995
-----------------------------------------------------
Elizabeth C. Ogie,
Director


                                                        Date:
C. Edward Floyd,
Director


                                                        Date:
Robert V. Royall, Jr.
Director


filings\snv\s-3PEA.snv




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